     As filed with the Securities and Exchange Commission on April 25, 2000

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               F.Y.I. INCORPORATED
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              75-2560895
        (State or other jurisdiction                (I.R.S. Employer
      of incorporation or organization)           Identification Number)

                              3232 MCKINNEY AVENUE
                                    SUITE 900
                               DALLAS, TEXAS 75204
                                 (214) 953-7555

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          WARRANTS ISSUED TO EMPLOYEES
                            (Full title of the Plan)



                                ED H. BOWMAN, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               F.Y.I. INCORPORATED
                         3232 MCKINNEY AVENUE, SUITE 900
                               DALLAS, TEXAS 75204
                                 (214) 953-7555

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

  CHRISTOPHER T. JENSEN, ESQ.                       MARGOT T. LEBENBERG, ESQ.
  MORGAN, LEWIS & BOCKIUS LLP                          F.Y.I. INCORPORATED
        101 PARK AVENUE                          3232 MCKINNEY AVENUE, SUITE 900
   NEW YORK, NEW YORK 10178                            DALLAS, TEXAS 75205
        (212) 309-6000                                  (214) 953-7555



                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                        PROPOSED               PROPOSED
                                                                        MAXIMUM                 MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE              OFFERING               AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED (1)         PRICE PER SHARE         OFFERING PRICE      REGISTRATION FEE (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share.

                                                    10,000                 $29.25(2)            $ 292,500               $   77.22
                                                    60,000                $30.125(2)           $1,807,500               $  477.18
                                                   291,087                $26.375(2)           $7,677,420               $2,026.84
                                                   -------                                                              ---------

                                   TOTALS          361,087                                                              $2,581.24


====================================================================================================================================


(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the warrants granted to the warrantholders.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding warrants may be exercised.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), as follows: proposed maximum offering price per share multiplied by .000264.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*



ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by us with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 23, 2000.

         (b) The description of our Common Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A (File No. 0-27444), filed with the SEC on December 22, 1995, including any amendments or reports filed for the purpose of updating any such description.

         All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained herein, or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Amended and Restated Bylaws provide that we will, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), indemnify our officers and directors as permitted pursuant thereto.

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Seven of our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except for any breach of the duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or for transactions from which directors derive improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8. EXHIBITS.


    Exhibit       Description
    -------       -----------
    4.1       Amended and Restated Certificate of Incorporation of F.Y.I.
              Incorporated (incorporated by reference to Exhibit 3.1 to our
              Registration Statement on Form S-1 (Registration No. 33-98608)
              effective January 12, 1996).

    4.2       First Amendment to Amended and Restated By-Laws of F.Y.I.
              Incorporated (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30,
              1997, filed with the SEC on August 8, 1997).

    4.3       Warrant No. 25 issued to Jeffrey T. Pelcher, dated January 12, 2000.

    4.4       Warrant No. 26 issued to Barrie Robertson, dated February 25,
              2000.

    4.5       Warrant No. 27 issued to Barrie Robertson, dated February 25,
              2000.

    4.6       Warrant No. 28 issued to James Helm, dated February 25, 2000.

    4.7       Warrant No. 29 issued to James Helm, dated February 25, 2000.

    4.8       Warrant No. 30 issued to Margot T. Lebenberg, dated March 16,
              2000.

    4.9       Warrant No. 31 issued to Ronald Zazworsky, dated March 16, 2000.

    4.10      Warrant No. 32 issued to Timothy J. Barker, dated March 16,
              2000.

    4.11      Warrant No. 33 issued to Joe A. Rose, dated March 16, 2000.

    4.12      Warrant No. 34 issued to Joy Karns, dated February 25, 2000.

    4.13      Warrant No. 35 issued to Marvin Karns, dated February 25,
              2000.

    4.14      Warrant No. 36 issued to Suzette Esteban, dated February 25,
              2000.


                                       II-2

    4.15      Warrant No. 37 issued to Francis Esteban, dated February 25,
              2000.

    4.16      Warrant No. 38 issued to Ruben Luna, dated February 25,2000.

    4.17      Warrant No. 39 issued to Maria Olvera, dated February 25,
              2000.

    4.18      Warrant No. 40 issued to C. Stuart Haworth, dated March 16, 2000.

    4.19      Warrant No. 41 issued to David Byerley, dated March 16, 2000.

    4.20      Warrant No. 42 issued to Jonathan Shaw, dated March 16,
              2000.

    4.21      Warrant No. 43 issued to Phillip L. Hodgkins, dated March 16,
              2000.

    4.22      Warrant No. 44 issued to David Delgado, dated March 16, 2000.

    4.23      Warrant No. 45 issued to Gene Marzano, dated March 16, 2000.

    4.24      Warrant No. 46 issued to Joan G. Haworth, dated March 16, 2000.

    4.25      Warrant No. 47 issued to Charles T. Haworth, dated March 16,
              2000.

    4.26      Warrant No. 48 issued to David Delgado, dated March 16, 2000.

    4.27      Warrant No. 49 issued to Joan G. Haworth, dated March 16, 2000.

    4.28      Warrant No. 50 issued to Charles T. Haworth, dated March 16,
              2000.

    4.29      Warrant No. 51 issued to Michael Wickman, dated March 16, 2000.

    4.30      Warrant No. 52 issued to David Delgado, dated March 16, 2000.

    4.31      Warrant No. 53 issued to Leo Cooper, dated March 16, 2000.

    4.32      Warrant No. 54 issued to C. Stuart Haworth, dated March 16, 2000.

    5         Opinion of Morgan, Lewis & Bockius LLP.

    23.1      Consent of Arthur Andersen LLP.

    23.2      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
              5).

    24        Powers of Attorney (included on signature pages hereof).

ITEM 9. UNDERTAKINGS

              (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 25, 2000.

                                      F.Y.I. INCORPORATED

                                    BY: /s/ ED H. BOWMAN, JR.
                                        ----------------------------------------
                                    NAME: ED H. BOWMAN, JR.
                                    TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWERS OF ATTORNEY

      Each person whose signature appears below hereby authorizes, appoints and constitutes Ed H. Bowman, Jr. and Margot T. Lebenberg, and each of them singly, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign and file any and all amendments to this report with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and he hereby ratifies and confirms all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Signature                                      Title                                 Date
    ---------                                      -----                                 ----
                                         Chairman of the Board and Chief                 April 25, 2000
Thomas C. Walker                         Development Officer

                                         Director, President and Chief Executive         April 25, 2000
Ed H. Bowman, Jr.                        Officer (Principal Executive Officer)

                                         Director and Founder                            April 25, 2000
David Lowerstein

                                         Director, Executive Vice President and Chief    April 25, 2000
Joe A. Rose                              Operating Officer

                                         Executive Vice President and Chief Financial    April 25, 2000
                                         Officer (Principal Financial and Accounting
Timothy J. Barker                        Officer)


                                       II-5


                                         Director                                        April 25, 2000

G. Michael Bellenghi

                                         Director                                        April 25, 2000
Michael J. Bradley

                                         Director                                        April 25, 2000
Gregory R. Melanson

                                         Director                                        April 25, 2000
Donald F. Moorehead, Jr.

                                         Director                                        April 25, 2000
Hon. Edward M. Rowell

                                         Director                                        April 25, 2000
Jonathan B. Shaw


                                  EXHIBIT INDEX

        Exhibit     Description
        -------     -----------
        4.1           Amended and Restated Certificate of Incorporation of
                      F.Y.I. Incorporated (incorporated by reference to Exhibit
                      3.1 to our Registration Statement on Form S-1
                      (Registration No. 33-98608) effective January 12, 1996).

        4.2           First Amendment to Amended and Restated By-Laws of F.Y.I.
                      Incorporated (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended
                      June 30, 1997, filed with the SEC on August 8, 1997).

        4.3           Warrant No. 25 issued to Jeffrey T. Pelcher, dated January 12,
                      2000.

        4.4           Warrant No. 26 issued to Barrie Robertson, dated February
                      25, 2000.

        4.5           Warrant No. 27 issued to Barrie Robertson, dated February
                      25, 2000.

        4.6           Warrant No. 28 issued to James Helm, dated February 25,
                      2000.

        4.7           Warrant No. 29 issued to James Helm, dated February 25,
                      2000.

        4.8           Warrant No. 30 issued to Margot T. Lebenberg, dated March
                      16, 2000.

        4.9           Warrant No. 31 issued to Ronald Zazworsky, dated March 16,
                      2000.

        4.10          Warrant No. 32 issued to Timothy J. Barker, dated March
                      16, 2000.

        4.11          Warrant No. 33 issued to Joe A. Rose, dated March 16,
                      2000.

        4.12          Warrant No. 34 issued to Joy Karns, dated February 25,
                      2000.

        4.13          Warrant No. 35 issued to Marvin Karns, dated February 25,
                      2000.

        4.14          Warrant No. 36 issued to Suzette Esteban, dated February
                      25, 2000.

        4.15          Warrant No. 37 issued to Francis Esteban, dated February
                      25, 2000.

        4.16          Warrant No. 38 issued to Ruben Luna, dated February 25,
                      2000.

        4.17          Warrant No. 39 issued to Maria Olvera, dated February 25,
                      2000.

        4.18          Warrant No. 40 issued to C. Stuart Haworth, dated March 16,
                      2000.

        4.19          Warrant No. 41 issued to David Byerley, dated March 16,
                      2000.

        4.20          Warrant No. 42 issued to Jonathan Shaw, dated March 16,
                      2000.

        4.21          Warrant No. 43 issued to Phillip L. Hodgkins, dated March
                      16, 2000.

        4.22          Warrant No. 44 issued to David Delgado, dated March 16,
                      2000.

                                       II-7

        4.23          Warrant No. 45 issued to Gene Marzano, dated March 16,
                      2000.

        4.24          Warrant No. 46 issued to Joan G. Haworth, dated March 16,
                      2000.

        4.25          Warrant No. 47 issued to Charles T. Haworth, dated March 16,
                      2000.

        4.26          Warrant No. 48 issued to David Delgado, dated March 16,
                      2000.

        4.27          Warrant No. 49 issued to Joan G. Haworth, dated March 16,
                      2000.

        4.28          Warrant No. 50 issued to Charles T. Haworth, dated March 16,
                      2000.

        4.29          Warrant No. 51 issued to Michael Wickman, dated March 16,
                      2000.

        4.30          Warrant No. 52 issued to David Delgado, dated March 16,
                      2000.

        4.31          Warrant No. 53 issued to Leo Cooper, dated March 16,
                      2000.

        4.32          Warrant No. 54 issued to C. Stuart Haworth, dated March 16,
                      2000.

        5             Opinion of Morgan, Lewis & Bockius LLP.

        23.1          Consent of Arthur Andersen LLP.

        23.2          Consent of Morgan, Lewis & Bockius LLP (included in
                      Exhibit 5).

        24            Powers of Attorney (included on signature pages hereof).

                                       II-8